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                                                                    EXHIBIT 23.4
                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this joint proxy statement and prospectus of our report dated June 30, 1998 on the Allied Waste Industries, Inc. 1997 financial statements included in Allied Waste Industries, Inc.'s Current Report on Form 8-K/A-1 filed August 27, 1998 and to all references to our firm included in this joint proxy statement and prospectus.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  August 26, 1998.